Exhibit 99.1

Sierra Oncology Reports 2021 Year End Results

– Planned Q2 2022 NDA submission following positive topline data from MOMENTUM clinical trial of momelotinib in symptomatic and anemic myelofibrosis patients –

–  Financial position significantly strengthened –

SAN MATEO, CA, March 10, 2022 - Sierra Oncology, Inc. (NASDAQ: SRRA), a late-stage biopharmaceutical company dedicated to delivering targeted therapies for rare cancers, today reported its financial and operating results for the fourth quarter and fiscal year ended December 31, 2021.

“Last year was a great year for Sierra. We accelerated timelines in the midst of a global pandemic to over enroll the pivotal MOMENTUM clinical trial, achieving statistical significance in the primary and all pre-specified secondary endpoints. This year, we’ll be focused on our regulatory submission and the continued build out of our commercial team to prepare for the anticipated approval of momelotinib in early 2023,” said Stephen Dilly, MBBS, PhD, President and Chief Executive Officer at Sierra Oncology. “Financially, we are in a strong position to support ongoing pre-commercialization activities for momelotinib, and continued development of our myelofibrosis franchise with a combination study of momelotinib and our novel BET inhibitor, SRA515.”

The pivotal Phase 3 MOMENTUM clinical trial enrolled 195 symptomatic and anemic myelofibrosis patients previously treated with an approved JAK inhibitor. Data from this study, as well as previous data from the SIMPLIFY-1 and SIMPLIFY-2 Phase 3 studies, will serve as the foundation for the submission of a New Drug Application to the US Food & Drug Administration in the second quarter of 2022. If approved, the company anticipates momelotinib being commercially available early in the first half of 2023.

Key 2021 and Recent Business Highlights

•

Momelotinib achieved positive topline results in the pivotal Phase 3 MOMENTUM clinical trial for myelofibrosis, reporting a statistically significant benefit on symptoms, anemia and splenic size. The company plans to submit a New Drug Application with the US Food & Drug Administration in the second quarter of this year.

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Sierra had cash and cash equivalents of $104.7 million as of December 31,2021 and has significantly strengthened its financial position during the first quarter of 2022 by raising a total of $155.3 million in gross proceeds from a public equity offering, and securing a debt facility with Oxford Finance, LLC for up to $125.0 million. Under the terms of the loan agreement, Sierra drew an initial $5.0 million at closing and has the ability to access up to an additional $120 million in a series of tranches (of which $50.0 million is at the discretion of the lender). Also, the company received proceeds of $30.5 million from the cash exercise of Series B warrants. The outstanding Series B warrants will expire on April 10, 2022, and if fully exercised would provide an additional $2.8 million in proceeds to the company. Additionally, in connection with a previously issued securities purchase agreement to Gilead, the related warrant was exercised, providing $9.6 million of proceeds to the company.

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On January 19, 2022, the Journal of Hematology and Oncology published a review article on momelotinib, titled “Momelotinib: an emerging treatment for myelofibrosis patients with anemia.” The article highlights the use of momelotinib for the potential treatment of myelofibrosis patients who are anemic based on published data from the SIMPLIFY studies as well as earlier Phase 2 studies. The full article is available for review here.

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An exclusive global in-licensing agreement for SRA515 (formerly AZD5153), a potent and selective BRD4 BET inhibitor with a novel bivalent binding mode, was announced on August 5, 2021. The initiation of a Phase 2 study examining momelotinib in combination with SRA515 for the treatment of myelofibrosis is planned for the first half of 2022.

Year End 2021 Financial Results

Research and development expenses were $67.2 million for the year ended December 31, 2021, compared to $45.1 million for the year ended December 31, 2020. The increase was attributable to a $9.1 million increase in personnel-related and allocated overhead costs primarily due to headcount additions to support the continued development and preparation for the regulatory submission of momelotinib. Also attributing to the increase was an upfront cash payment of $8.0 million that was made to AstraZeneca for the exclusive global license of SRA515, and external costs for momelotinib, including a $4.4 million increase in third-party manufacturing costs primarily pertaining to the production of pre-approval inventory and a $2.2 million increase in clinical trial and development costs primarily pertaining to the MOMENTUM clinical trial and the related preparation for regulatory submission. These increases were partially offset by a $1.5 million non-cash charge incurred in 2020 to recognize the change in fair value of an obligation to issue securities to Gilead until the issuance of the securities in January 2020 and a $0.2 million decrease in costs for SRA737. Research and development expenses included non-cash stock-based compensation of $7.2 million and $4.3 million for the year ended December 31, 2021 and 2020, respectively.

General and administrative expenses were $27.4 million for the year ended December 31, 2021, compared to $20.1 million for the year ended December 31, 2020. The increase was due to a $4.9 million increase in personnel-related and allocated overhead costs primarily due to headcount additions for the expansion and the continued buildout of our infrastructure to support our potential commercialization efforts, including the establishment of key commercial functions such as marketing and market access. Also attributing to the increase in expense was an increase of $2.4 million in professional fees primarily relating to pre-commercial costs for momelotinib. General and administrative expenses included non-cash stock-based compensation of $5.7 million and $5.2 million for the year ended December 31, 2021 and 2020, respectively.

Total other expense (income), net was $0.1 million of total other expense, net for the year ended December 31, 2021, compared to $15.8 million of total other expense, net for the year ended December 31, 2020. The difference was primarily attributable to a non-cash charge of $16.2 million incurred during the year ended December 31, 2020, related to the change in fair value of warrant liabilities until the reclassification to equity in January 2020.

For the year ended December 31, 2021, Sierra incurred a Generally Accepted Accounting Principles (GAAP) net loss of $94.7 million compared to a GAAP net loss of $80.9 million for the year ended December 31, 2020. The GAAP net loss for the year ended December 31, 2021 includes an upfront cash payment of $8.0 million that was made to AstraZeneca for the exclusive global license of SRA515. The GAAP net loss for the year ended December 31, 2020, includes a non-cash charge of $16.2 million related to the change in fair value of warrant liabilities included in total other expense (income), net and a $1.5 million non-cash charge pertaining to the obligation to issue securities to Gilead included in research and development expenses as mentioned above.

Non-GAAP adjusted net loss was $81.8 million for the year ended December 31, 2021, compared with a non-GAAP adjusted net loss of $53.7 million for the year ended December 31, 2020. Non-GAAP adjusted net loss for the year ended December 31, 2021 and 2020 excludes expenses related to stock-based compensation. For the year ended December 31, 2020, non-GAAP net loss also excludes expenses related to the change in fair value of warrant liabilities and the change in fair value of the securities issuance obligation. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below for a reconciliation of this GAAP measure to non-GAAP financial measure.

Cash and cash equivalents totaled $104.7 million as of December 31, 2021, compared to $104.1 million as of December 31, 2020.

As of December 31, 2021, there were 15,571,656 total shares of common stock outstanding and warrants to purchase 11,040,894 shares of common stock, with an exercise price equal to $13.20 per share. There were 4,937,189 shares issuable upon exercise of stock options and an additional warrant to purchase 1,839 shares.

Recent Financial Highlights

On January 31, 2022, the company completed an underwritten public offering of 4,074,075 shares of common stock and pre-funded warrants to purchase up to 925,925 shares of common stock. As part of the underwritten public offering, on February 3, 2022, the company issued an additional 750,000 shares of common stock representing the underwriters’ full exercise of their over-allotment option. The shares of common stock and the pre-funded warrants were offered by the company at a price to the public of $27.00 and $26.999 per share, respectively. The aggregate net proceeds received by the company from the offering were $145.6 million, net of underwriting discounts and commissions and estimated offering expenses of $9.7 million.

In the first quarter of 2022, the company has issued 18,937, 2,312,257 and 725,283 shares of common stock pertaining to the cash exercise of Series A warrants, Series B warrants, and the previously issued warrant related to a securities purchase agreement, respectively, providing proceeds to the company of $40.3 million. As of March 7, 2022, there were 23,665,100 shares of common stock outstanding and 925,925 pre-funded warrants to purchase shares of common stock. There were Series B warrants with an exercise price of $13.20 to purchase 212,477 shares of common stock which expire on April 10, 2022, and if exercised in full would provide $2.8 million of additional proceeds to the company. In addition, there were Series A warrants that contain a cash and/or cashless exercise provision to purchase 7,791,951 shares of common stock, with an exercise price equal to $13.20 per share. Additionally, there were 4,871,157 shares of common stock issuable upon exercise of stock options and a warrant.

About Sierra Oncology

Sierra Oncology is a late-stage biopharmaceutical company on a mission to deliver targeted therapies that treat rare forms of cancer. We harness our deep scientific expertise to identify compounds that target the root cause of disease in order to advance therapies on the leading edge of cancer biology. Our team takes an evidence-based approach to understand the limitations of current treatments and explore new ways to change the cancer treatment paradigm. Together we are transforming promise into patient impact.

For more information, please visit www.sierraoncology.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Sierra Oncology's expectations regarding the commercialization and future success of momelotinib and future expansion of its pipeline, the potential of SRA515, including its impact on Sierra Oncology’s ability to treat myelofibrosis patients and its potential safety and efficacy advantages when combined with momelotinib, the timing of Sierra Oncology’s initiation of a Phase 2 study examining momelotinib in connection with SRA515, the expected timing of the NDA submission for momelotinib. the timing of regulatory approval of momelotinib, the timing of momelotinib becoming commercially available, statements by Sierra Oncology’s President and Chief Executive Officer, statements regarding the company’s operational and commercialization plans, statements regarding the company’s financial condition including the sufficiency of its cash and cash equivalents to fund its operating plans, the company’s ability to identify compounds, and the proceeds from the potential exercise of Series B warrants.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that Sierra Oncology may not be able to successfully develop, obtain regulatory approval for and commercialize momelotinib or other product candidates or experience significant delays in doing so, Sierra Oncology may not be able to demonstrate acceptable safety and efficacy of its product candidates, the risk that disruptions and impacts of COVID-19 will be significant and lengthy, Sierra Oncology may be unable to acquire additional assets to build a pipeline of additional product candidates, Sierra Oncology's third-party manufacturers may cause its supply of materials to become limited or interrupted or fail to be of satisfactory quantity or quality, Sierra Oncology's cash resources may be insufficient to fund its current operating plans and it may be unable to raise additional capital when needed, Sierra Oncology may be unable to obtain and enforce intellectual property protection for its technologies and momelotinib and the other factors described under the heading "Risk Factors" set forth in Sierra Oncology's filings with the Securities and Exchange Commission from time to time. Sierra Oncology undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Non-GAAP Financial Measures

In addition to operating results as calculated in accordance with GAAP, Sierra Oncology uses certain non-GAAP financial measures when evaluating operational performance. The accompanying table presents the company’s net loss and net loss per common share calculated in accordance with GAAP and as adjusted to remove the impact of certain non-cash charges. Sierra Oncology’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes that these non-GAAP financial measures are useful to enhance understanding of the company’s financial performance and are more indicative of its operational performance and facilitate a better comparison among fiscal periods.

These non-GAAP financial measures are not, and should not be viewed as, substitutes for GAAP reporting measures. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. Sierra Oncology believes that non-GAAP financial measures should only be used to evaluate its results of operations in conjunction with the corresponding GAAP financial measures. Sierra Oncology encourages investors to carefully consider its results under GAAP, as well as the reconciliations between these presentations, to more fully understand its business.

Non-GAAP adjusted net loss and non-GAAP adjusted net loss per share exclude changes in fair value for warrant liabilities, changes in fair value for a securities issuance obligation and stock-based compensation. Sierra Oncology excludes changes in fair value of warrant liabilities because it is a non-cash expense and has no direct correlation to the operation of its business. Sierra Oncology excludes a non-cash charge pertaining to the changes in fair value of an obligation to issue common stock and a warrant to Gilead because it is a non-cash expense. Sierra Oncology excludes non-cash stock-based compensation expense from its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similarly titled measures presented by other companies In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

SIERRA ONCOLOGY, INC.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	December 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$104,749	$104,055
Prepaid expenses and other current assets	2,644	2,415
Total current assets	107,393	106,470
Property and equipment, net	141	52
Operating lease right-of-use assets	788	318
Other assets	1,045	647
TOTAL ASSETS	$109,367	$107,487
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accrued and other liabilities	$10,726	$7,148
Accounts payable	2,158	2,205
Total current liabilities	12,884	9,353
Operating lease liabilities	485	175
TOTAL LIABILITIES	13,369	9,528
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	16	11
Additional paid-in capital	1,037,230	944,537
Accumulated deficit	(941,248)	(846,589)
TOTAL STOCKHOLDERS’ EQUITY	95,998	97,959
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$109,367	$107,487

SIERRA ONCOLOGY, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Collaboration revenue	$—	$200	$—	$300
Operating expenses:
Research and development	17,430	12,906	67,150	45,118
General and administrative	8,161	5,207	27,435	20,123
Total operating expenses	25,591	18,113	94,585	65,241
Loss from operations	(25,591)	(17,913)	(94,585)	(64,941)
Other expense (income), net:
Changes in fair value of warrant liabilities	—	—	—	16,240
Other expense (income), net	3	74	77	(421)
Total other expense (income), net	3	74	77	15,819
Loss before provision for (benefit from) income taxes, net	(25,594)	(17,987)	(94,662)	(80,760)
Provision for (benefit from) income taxes, net	(127)	36	(3)	142
Net loss	$(25,467)	$(18,023)	$(94,659)	$(80,902)
Net loss per common share, basic and diluted	$(1.67)	$(1.63)	$(7.14)	$(7.70)
Weighted-average shares used in computing net loss per common share, basic and diluted	15,274,908	11,028,200	13,252,605	10,506,739

SIERRA ONCOLOGY, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except share and per share data)

A reconciliation between GAAP net loss to non-GAAP adjusted net loss and GAAP net loss per common share to non-GAAP adjusted net loss per common share:

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
GAAP net loss	$(25,467)	$(18,023)	$(94,659)	$(80,902)
Adjustments:
Changes in fair value of warrant liabilities (1)	—	—	—	16,240
Changes in fair value to securities issuance obligation (2)	—	—	—	1,485
Stock-based compensation (3)	3,451	2,861	12,890	9,470
Non-GAAP adjusted net loss	$(22,016)	$(15,162)	$(81,769)	$(53,707)
GAAP net loss per common share, basic and diluted	$(1.67)	$(1.63)	$(7.14)	$(7.70)
Adjustment to net loss per common share	0.23	0.26	0.97	2.59
Non-GAAP adjusted net loss per common share, basic and diluted	$(1.44)	$(1.37)	$(6.17)	$(5.11)
Weighted-average shares used in computing net loss per common share, basic and diluted	15,274,908	11,028,200	13,252,605	10,506,739

(1)	To reflect a non-cash charge to other expense (income), net for the changes in fair value of warrant liabilities.
(2)	To reflect a non-cash charge to research and development expense for the changes in fair value pertaining to the obligation to issue common stock and a warrant to Gilead.
(3)	To reflect a non-cash stock-based compensation charge to research and development expense and general and administrative expense.

For further information:

Investor Contact

DeDe Sheel

415.732.9828

dsheel@sierraoncology.com

Media Contact

Lauren Musto

615.351.7777

lmusto@sierraoncology.com